Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000		www.gbrx.com

For release: April 5, 2024 8:30 a.m. EDT	Contact:	Justin Roberts, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports Second Quarter Results

GAAP EPS of $1.03

New railcar orders of 5,900 units valued at nearly $690 million

Mid-teen gross margin at 14%

Lake Oswego, Oregon, April 5, 2024 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its second fiscal quarter ended February 29, 2024.

Second Quarter Highlights

•	Grew lease fleet by 500 units to 14,600 units with steady lease fleet utilization of nearly 99%.

•	Obtained new railcar orders for 5,900 units valued at nearly $690 million and delivered 5,600 units, resulting in new railcar backlog of 29,200 units with an estimated value of $3.6 billion.

•	Net earnings attributable to Greenbrier for the quarter were $33 million, or $1.03 per diluted share, on revenue of $863 million.

•	EBITDA for the quarter was $95 million, or 11% of revenue.

•	Retired remaining $48 million of 2024 convertible notes using cash.

•	Board declared a quarterly dividend of $0.30 per share, payable on May 14, 2024 to shareholders of record as of April 23, 2024 representing Greenbrier’s 40th consecutive quarterly dividend.

“Greenbrier achieved consolidated gross margin in the mid-teens for the second consecutive quarter as strong momentum continued across our business,” said Lorie L. Tekorius, CEO and President. “Greenbrier’s broad product lineup, extensive market relationships, supportive customer experience, and deep commercial origination capabilities combine to create our unique leadership position and enable ongoing success. These factors provide revenue visibility while supporting our profitable leasing business, which is growing through the disciplined investment in our leased railcar fleet and robust lease renewals. We remain pleased with the pace of progress on our strategic goals. As a result, we expect sustained financial performance during periods of healthy market demand and more stable performance at higher levels when markets are less favorable.”

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Greenbrier Reports Second Quarter Results (Cont.)	Page 2

Business Update & Outlook

Based on current trends and production schedules, Greenbrier is updating guidance for fiscal 2024:

•	Deliveries of 23,500 – 25,000 units, including approximately 1,400 units in Brazil

•	Revenue of $3.5 – $3.7 billion

•	Capital expenditures of approximately $140 million in Manufacturing and $15 million in Maintenance Services

•

Gross leasing investment of approximately $350 million in Leasing & Management Services, which includes 2024 capital expenditures and transfers of railcars into the lease fleet that were manufactured and subsequently held on the balance sheet in 2023

•	Proceeds from equipment sales are expected to be approximately $75 million

Financial Summary

	Q2 FY24	Q1 FY24	Sequential Comparison – Main Drivers
Revenue	$862.7M	$808.8M	Benefit of product mix in Manufacturing
Gross margin	$122.2M	$121.3M	Strong operating performance in Manufacturing and Leasing & Management Services partially offset by lower wheelset volumes in Maintenance Services due to mild winter weather
Gross margin %	14.2%	15.0%
Selling and administrative expense	$63.6M	$56.3M	Primarily attributable to increased employee-related costs including performance-based compensation expense
Earnings from unconsolidated affiliates	$4.0M	$1.5M	Higher earnings from Brazil JVs
EBITDA(1)	$95.0M	$93.2M	Sustained effective operating performance
Net earnings attributable to Greenbrier	$33.4M	$31.2M
Diluted EPS	$1.03	$0.96

(1)	See reconciliation at conclusion of Supplemental Information.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 3

Segment Summary

	Q2 FY24	Q1 FY24	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$735.8M	$675.9M	Primarily product mix in North America
Gross margin %	10.8%	11.1%	Largely consistent with prior quarter
Earnings from operations	$58.8M	$54.3M	Strong revenue performance
Operating margin % (1)	8.0%	8.0%
Deliveries (2)	5,300	5,200
Maintenance Services
Revenue	$75.2M	$83.8M	Mild winter weather reduced wheelset and component volumes
Gross margin %	8.0%	14.6%	Lower volumes impacted operating efficiency
Earnings from operations	$4.6M	$10.6M
Operating margin % (1)	6.1%	12.6%
Leasing & Management Services
Revenue	$51.7M	$49.1M	Growth of lease fleet and benefit from higher lease rates
Gross margin %	70.8%	69.5%
Earnings from operations	$33.2M	$26.3M	Increased fleet income and gains through continuous lease fleet optimization
Operating margin % (1)	64.2%	53.6%
Owned fleet (units)	14,600	14,100	Maintaining disciplined portfolio construction
Fleet utilization	98.5%	98.2%

(1)	See supplemental segment information in Supplemental Information.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

Conference Call

Greenbrier will host a teleconference to discuss its second quarter 2024 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	April 5, 2024

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-888-317-6003 (Toll Free), 1-412-317-6061 (International), Entry Number “3120264”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

•	Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. Greenbrier owns a lease fleet of approximately 14,600 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 4

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	February 29, 2024	November 30, 2023	August 31, 2023	May 31, 2023	February 28, 2023
Assets
Cash and cash equivalents	$252.0	$307.3	$281.7	$321.4	$379.9
Restricted cash	20.0	14.0	21.0	20.1	19.7
Accounts receivable, net	519.1	458.7	529.9	533.6	571.5
Income tax receivable	20.9	10.5	42.2	29.8	22.4
Inventories	827.0	883.6	823.6	888.0	910.6
Leased railcars for syndication	134.4	159.8	187.4	119.4	102.5
Equipment on operating leases, net	1,160.5	1,095.8	1,000.0	941.0	891.8
Property, plant and equipment, net	636.1	618.1	619.2	600.4	618.4
Investment in unconsolidated affiliates	90.0	89.4	88.7	86.4	83.4
Intangibles and other assets, net	255.6	248.9	255.8	253.3	224.0
Goodwill	128.0	128.6	128.9	128.3	128.3

	$4,043.6	$4,014.7	$3,978.4	$3,921.7	$3,952.5

Liabilities and Equity
Revolving notes	$300.8	$279.4	$297.1	$280.0	$310.3
Accounts payable and accrued liabilities	649.3	640.9	743.5	741.6	722.6
Deferred income taxes	79.7	85.2	114.1	88.3	70.2
Deferred revenue	81.5	42.2	46.2	56.6	73.0
Notes payable, net	1,421.8	1,479.4	1,311.7	1,320.3	1,327.0
Contingently redeemable noncontrolling interest	56.0	56.5	55.6	54.1	27.5
Total equity – Greenbrier	1,299.9	1,274.0	1,254.6	1,232.7	1,277.3
Noncontrolling interest	154.6	157.1	155.6	148.1	144.6

Total equity	1,454.5	1,431.1	1,410.2	1,380.8	1,421.9

	$4,043.6	$4,014.7	$3,978.4	$3,921.7	$3,952.5

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Greenbrier Reports Second Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Revenue
Manufacturing	$735.8	$968.6	$1,411.7	$1,615.1
Maintenance Services	75.2	98.0	159.0	183.5
Leasing & Management Services	51.7	55.4	100.8	89.9

	862.7	1,122.0	1,671.5	1,888.5
Cost of revenue
Manufacturing	656.2	901.2	1,257.1	1,505.7
Maintenance Services	69.2	89.6	140.8	169.2
Leasing & Management Services	15.1	14.4	30.1	27.3

	740.5	1,005.2	1,428.0	1,702.2
Margin	122.2	116.8	243.5	186.3
Selling and administrative expense	63.6	59.0	119.9	112.4
Net gain on disposition of equipment	(4.9)	(9.6)	(4.8)	(12.9)
Impairment of long-lived assets	—	—	—	24.2

Earnings from operations	63.5	67.4	128.4	62.6
Other costs
Interest and foreign exchange	24.6	21.6	47.8	41.2

Earnings before income tax and earnings from unconsolidated affiliates	38.9	45.8	80.6	21.4
Income tax expense	(9.3)	(11.9)	(19.3)	(8.1)

Earnings before earnings from unconsolidated affiliates	29.6	33.9	61.3	13.3
Earnings from unconsolidated affiliates	4.0	2.9	5.5	6.2

Net earnings	33.6	36.8	66.8	19.5
Net earnings attributable to noncontrolling interest	(0.2)	(3.7)	(2.2)	(3.1)

Net earnings attributable to Greenbrier	$33.4	$33.1	$64.6	$16.4

Basic earnings per common share:	$1.08	$1.01	$2.08	$0.50
Diluted earnings per common share:	$1.03	$0.97	$1.99	$0.49
Weighted average common shares:
Basic	31,117	32,588	31,071	32,654
Diluted	32,570	34,400	32,676	33,654
Dividends per common share	$0.30	$0.27	$0.60	$0.54

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Greenbrier Reports Second Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Six Months Ended
	February 29, 2024	February 28, 2023
Cash flows from operating activities
Net earnings	$66.8	$19.5
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	(35.5)	(33.9)
Depreciation and amortization	54.3	52.9
Net gain on disposition of equipment	(4.8)	(12.9)
Stock based compensation expense	8.1	5.9
Impairment of long-lived assets	—	24.2
Noncontrolling interest adjustments	1.6	2.3
Other	2.0	1.9
Decrease (increase) in assets:
Accounts receivable, net	12.2	(57.8)
Income tax receivable	21.3	17.4
Inventories	(8.4)	(90.4)
Leased railcars for syndication	(6.7)	(40.1)
Other assets	2.5	(12.8)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(93.8)	(9.7)
Deferred revenue	34.8	37.1

Net cash provided by (used in) operating activities	54.4	(96.4)

Cash flows from investing activities
Proceeds from sales of assets	25.9	62.1
Capital expenditures	(190.5)	(169.7)
Investments in and advances to / repayments from unconsolidated affiliates	—	(3.5)
Cash distribution from unconsolidated affiliates and other	1.5	5.9

Net cash used in investing activities	(163.1)	(105.2)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	28.5	(64.4)
Proceeds from revolving notes with maturities longer than 90 days	114.5	220.0
Repayments of revolving notes with maturities longer than 90 days	(140.2)	(145.0)
Proceeds from issuance of notes payable	178.6	75.0
Repayments of notes payable	(68.2)	(18.2)
Debt issuance costs	(2.9)	(0.2)
Repurchase of stock	(1.3)	(16.7)
Dividends	(19.7)	(18.1)
Cash distribution to joint venture partner	(4.4)	(6.4)
Tax payments for net share settlement of restricted stock	(5.2)	(2.3)

Net cash provided by financing activities	79.7	23.7

Effect of exchange rate changes	(1.7)	18.4
Decrease in cash, cash equivalents and restricted cash	(30.7)	(159.5)
Cash and cash equivalents and restricted cash
Beginning of period	302.7	559.1

End of period	$272.0	$399.6

Balance Sheet Reconciliation:
Cash and cash equivalents	$252.0	$379.9
Restricted cash	20.0	19.7

Total cash and cash equivalents and restricted cash	$272.0	$399.6

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Greenbrier Reports Second Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets also provides a recurring stream of revenue and tax-advantaged cash flows, however in the short-term it reduces Greenbrier’s Manufacturing revenue and margin as a result of deferring revenue recognition.

During the April 2023 Investor Day, Greenbrier provided a long-term target to more than double recurring revenue from leasing and management fees by investing up to $300 million net annually for the next five years. Recurring revenue is defined as Leasing & Management Services revenue excluding the impact of syndication transactions.

Key information for the Leasing & Management Services segment:

	Three Months Ended
Greenbrier Lease Fleet (Units)(1)	February 29, 2024	November 30, 2023
Beginning balance	14,100	13,400
Railcars added	2,400	1,800
Railcars sold / scrapped	(1,900)	(1,100)

Ending balance	14,600	14,100

	February 29, 2024	November 30, 2023
Equipment on operating lease(2)	$1,160.5	$1,095.8

Non-recourse warehouse	$89.2	$65.1
ABS non-recourse notes	479.4	483.3
Non-recourse term loan	326.6	329.7

Total Leasing non-recourse debt	$895.2	$878.1

Fleet leverage %(3)(4)	77%	80%

(1)	Owned fleet includes Leased railcars for syndication
(2)	Equipment on operating lease assets not securing Leasing non-recourse term loan support the $600 million U.S. revolver
(3)	Total Leasing non-recourse debt / Equipment on operating lease
(4)	Fleet assets are leveraged at Fair Market Value based on independent appraisals while they are shown at net book value on Greenbrier’s Consolidated Balance Sheet

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Greenbrier Reports Second Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for Fiscal 2024 are as follows:

	First	Second	Total
Revenue
Manufacturing	$675.9	$735.8	$1,411.7
Maintenance Services	83.8	75.2	159.0
Leasing & Management Services	49.1	51.7	100.8

	808.8	862.7	1,671.5
Cost of revenue
Manufacturing	600.9	656.2	1,257.1
Maintenance Services	71.6	69.2	140.8
Leasing & Management Services	15.0	15.1	30.1

	687.5	740.5	1,428.0
Margin	121.3	122.2	243.5
Selling and administrative expense	56.3	63.6	119.9
Net loss (gain) on disposition of equipment	0.1	(4.9)	(4.8)

Earnings from operations	64.9	63.5	128.4
Other costs
Interest and foreign exchange	23.2	24.6	47.8

Earnings before income tax and earnings from unconsolidated affiliates	41.7	38.9	80.6
Income tax expense	(10.0)	(9.3)	(19.3)

Earnings before earnings from unconsolidated affiliates	31.7	29.6	61.3
Earnings from unconsolidated affiliates	1.5	4.0	5.5

Net earnings	33.2	33.6	66.8
Net earnings attributable to noncontrolling interest	(2.0)	(0.2)	(2.2)

Net earnings attributable to Greenbrier	$31.2	$33.4	$64.6

Basic earnings per common share (1)	$1.00	$1.08	$2.08
Diluted earnings per common share (1)	$0.96	$1.03	$1.99
Dividends per common share	$0.30	$0.30	$0.60

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for Fiscal 2023 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$646.5	$968.6	$870.2	$872.4	$3,357.7
Maintenance Services	85.5	98.0	122.9	100.0	406.4
Leasing & Management Services	34.5	55.4	45.0	45.0	179.9

	766.5	1,122.0	1,038.1	1,017.4	3,944.0
Cost of revenue
Manufacturing	604.5	901.2	786.5	791.2	3,083.4
Maintenance Services	79.6	89.6	109.8	85.0	364.0
Leasing & Management Services	12.9	14.4	13.7	14.5	55.5

	697.0	1,005.2	910.0	890.7	3,502.9
Margin	69.5	116.8	128.1	126.7	441.1
Selling and administrative expense	53.4	59.0	63.3	59.6	235.3
Net gain on disposition of equipment	(3.3)	(9.6)	(2.3)	(2.1)	(17.3)
Asset impairment, disposal, and exit costs, net	24.2	—	16.4	6.1	46.7

Earnings (loss) from operations	(4.8)	67.4	50.7	63.1	176.4
Other costs
Interest and foreign exchange	19.6	21.6	22.8	21.4	85.4

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(24.4)	45.8	27.9	41.7	91.0
Income tax (expense) benefit	3.8	(11.9)	(3.6)	(12.9)	(24.6)

Earnings (loss) before earnings from unconsolidated affiliates	(20.6)	33.9	24.3	28.8	66.4
Earnings from unconsolidated affiliates	3.3	2.9	2.4	0.6	9.2

Net earnings (loss)	(17.3)	36.8	26.7	29.4	75.6
Net (earnings) loss attributable to noncontrolling interest	0.6	(3.7)	(5.4)	(4.6)	(13.1)

Net earnings (loss) attributable to Greenbrier	$(16.7)	$33.1	$21.3	$24.8	$62.5

Basic earnings (loss) per common share (1)	$(0.51)	$1.01	$0.67	$0.80	$1.95
Diluted earnings (loss) per common share (1)	$(0.51)	$0.97	$0.64	$0.77	$1.89
Dividends per common share	$0.27	$0.27	$0.27	$0.30	$1.11

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended February 29, 2024:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$735.8	$61.5	$797.3	$58.8	$3.7	$62.5
Maintenance Services	75.2	9.1	84.3	4.6	—	4.6
Leasing & Management Services	51.7	0.3	52.0	33.2	0.1	33.3
Eliminations	—	(70.9)	(70.9)	—	(3.8)	(3.8)
Corporate	—	—	—	(33.1)	—	(33.1)

	$862.7	$—	$862.7	$63.5	$—	$63.5

Three months ended November 30, 2023:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$675.9	$58.5	$734.4	$54.3	$4.7	$59.0
Maintenance Services	83.8	9.2	93.0	10.6	—	10.6
Leasing & Management Services	49.1	0.2	49.3	26.3	—	26.3
Eliminations	—	(67.9)	(67.9)	—	(4.7)	(4.7)
Corporate	—	—	—	(26.3)	—	(26.3)

	$808.8	$—	$808.8	$64.9	$—	$64.9

	Total assets
	February 29, 2024	November 30, 2023
Manufacturing	$1,814.5	$1,799.3
Maintenance Services	309.5	311.3
Leasing & Management Services	1,592.2	1,537.6
Unallocated, including cash	327.4	366.5

	$4,043.6	$4,014.7

BACKLOG AND DELIVERY INFORMATION

(Unaudited)

Three Months Ended February 29, 2024
Backlog Activity (units) (1)
Beginning backlog	29,700
Orders received	5,900
Production held on the Balance Sheet	(2,200)
Production sold to third parties	(4,200)

Ending backlog	29,200

Delivery Information (units) (1)
Direct sales	4,200
Sale of Leased railcars for syndication	1,400

Total deliveries	5,600

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Second Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Reconciliation of Net earnings to EBITDA

	Three Months Ended
	February 29, 2024	November 30, 2023
Net earnings	$33.6	$33.2
Interest and foreign exchange	24.6	23.2
Income tax expense	9.3	10.0
Depreciation and amortization	27.5	26.8

EBITDA	$95.0	$93.2

Debt Summary

	Three Months Ended
	February 29, 2024	November 30, 2023
Total Leasing non-recourse debt	$895.2	$878.1
Total other debt	846.0	900.2

	1,741.2	1,778.3
Debt discount and issuance costs	(18.6)	(19.5)

Total consolidated debt	$1,722.6	$1,758.8

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Greenbrier Reports Second Quarter Results (Cont.)	Page 12

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “approximately,” “are” “backlog,” “believe,” “continue,” “demand,” “drive,” “enhance,” “estimate,” “expect,” “grow,” “momentum,” “ongoing,” “optimistic,” “progress,” “provide,” “position,” “recurring,” “strategy,” “strong” “target,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog and other orders, leasing performance, financing, future liquidity, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events; and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages). Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Financial Metric Definitions

EBITDA is not a financial measure under generally accepted accounting principles (GAAP). This metric is a performance measurement tool used by rail supply companies and Greenbrier. You should not consider this metric in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because this metric is not a measure of financial performance under GAAP and is susceptible to varying calculations, the measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. We believe the presentation of EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

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